Exhibit 10.1

PROMISSORY NOTE

$121,000,000                                                February 9, 2011

FOR VALUE RECEIVED, the undersigned, PS Business Parks, L.P., a California limited partnership (“Borrower”), hereby unconditionally promises to pay to the order of Public Storage, a Maryland real estate investment trust, or its registered assigns (“Holder) the principal sum of one hundred twenty-one million dollars ($121,000,000), or such lesser amount as may be outstanding hereunder, on August 9, 2011 (“Maturity Date”). Borrower also promises to pay interest, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates specified in this Note. The loan evidenced by this Note is a term loan and amounts advanced hereunder may not be repaid and re-borrowed. This Note shall not be secured by any assets of the Borrower.

1.           Interest and Principal Payments.

(a)           Interest. The Borrower promises to pay interest on the unpaid principal amount of this Note outstanding from time to time at the rate equal to the LIBOR Rate (as defined below) plus eighty-five (85) basis points, with such rate to be first determined with respect to the LIBOR Rate in effect on February 9, 2011 and re-set monthly on the 9th day of each succeeding month in accordance with the LIBOR Rate in effect on such date.  Interest on this Note shall accrue on the outstanding principal amount through and until repayment of the entire principal amount of this Note and payment of all Interest in full, and shall be computed on the basis of a 360-day year of twelve 30 day months applied to the unpaid principal balance. Accrued interest on the unpaid amount of this Note shall be due and payable in full beginning on March 9, 2011 and continuing on the 9th day of each month thereafter through and including the Maturity Date.

(b)           Principal. Principal shall be due and payable in a final installment equal to the unpaid principal amount of this Note together with all accrued but unpaid interest, on the Maturity Date.

(c)           Payments. All payments of principal and interest hereunder shall be made in lawful money of the United States in Federal or other immediately available funds to Public Storage at 701 Western Avenue, Glendale, California 91201, or at such other address as may be designated by Holder to Borrower.

(d)           Stated Payment Date. If a payment date (Stated Payment Date”) hereunder is a day on which Holder is not open for business or a bank holiday, then the payment otherwise due on the Stated Payment Date shall be due on the next day on which Holder is open for business (with Interest accruing during the interim period).

(e)           No Usurious Interest. In the event that any interest rate(s) provided for in this Section 1, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law.  Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Borrower.

(f)           LIBOR Rate. “LIBOR Rate” shall mean, at the time of determination thereof, a variable rate of interest equal to the rate described as the “London Interbank Offered Rate” for three months in the Money Rates section of the Wall Street Journal, in effect on the day of determination of such LIBOR Rate. If The Wall Street Journal ceases to provide such quotes, a comparable replacement, as determined by Holder, may be used by Holder. If on any date of determination more than one “London Interbank Offered Rate” for a three months period is published in The Wall Street Journal the highest of such rates will be the rate used for such day.

2.           Application of Payments.  Prior to a default, all payments received by Holder shall be applied to the following items in the order stated:

(a)         then due payments of interest, if any, on the indebtedness hereunder; and

(b)         amortization of the principal of said indebtedness.

3.           Prepayment.  This Note may be prepaid in whole or in part at any time without prior written consent of Holder and without premium, fee or penalty, provided that, the prepayment amount includes all accrued by unpaid interest as of such date.

4.           Default Rate.  In the event Borrower shall fail to make payment on account of interest, principal, charges, or premiums within five (5) days after the date the same shall become due and payable under this Note,  Borrower shall pay to Holder interest on any overdue payment of principal, interest, charges and premiums at the rate of five percent (5%) per annum above the rate otherwise payable under the terms of this Note (the “Default Rate”), from the date the same shall become due and payable until the date paid in full.

5.           Remedies.  If any default in the payment of principal or interest under this Note shall occur, all unpaid amount of any or all of the principal amount outstanding hereunder and all accrued but unpaid interest thereon shall, at the option of Holder and without notice or demand, become immediately due and payable and Holder shall have and be entitled to exercise, from time to time, all the rights and remedies available to it as provided elsewhere in this Note and other applicable law. All of Holder’s rights and remedies shall be cumulative, and any failure of Holder to exercise any such right or remedy shall not be construed as a waiver of the right to exercise the same or any other right or remedy at an time and from time to time thereafter.

6.           Expenses and Collection Costs. Borrower agrees to pay all costs of collecting or securing or attempting to collect or secure any of the indebtedness evidenced by this Note including, without limitation, court costs, litigation expenses and reasonable attorneys’ fees actually incurred, and all accrued but unpaid interest thereon, if this Note is referred to an attorney for collection.

7.           No Waiver by Holder. Borrower hereby waives presentment for payment, protest, demand, notice of dishonor and all other notices.  No single or partial exercise by Holder of any right hereunder or under applicable law shall preclude any other or further exercise thereof or the exercise of any other rights.  No delay or omission on the part of Holder in enforcement of this Note or in exercising any right or power hereunder or under applicable law shall operate as a waiver of such right or power or of any other right or power under this Note or under applicable law or affect the liability of Holder hereunder.  The pleading of any statute of limitations as a defense to any demand against Holder is expressly waived.  No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that Holder may have, whether by the laws of the State of California, by agreement, or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

8.           Severability.   In case any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

9.           Governing Law.  This Note shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with and governed by the laws of the State of California.

10.           Consent to Jurisdiction.   Borrower hereby consent to the exclusive jurisdiction of any state or federal court located in the State of California with respect to any dispute arising out of this Note, and to the extent permitted by applicable law, waives any objection based on venue or forum non conveniens with respect to any action instituted in any such court.

11.           Notices.  Any and all notices, elections or demands permitted or required to be given under this Note shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be addressed to Holder at the address indicated for payment, attention: Chief Financial Officer, and to Borrower at 701 Western Avenue, Glendale, California 91201, attention: Chief Financial Officer, or at such other address as Holder or Borrower shall designate. Notice shall be delivered by hand or by overnight courier.

12.           Headings.   The headings of the paragraphs set forth in this Note are for convenience of reference only, and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

13.           Successors and Assigns.   This Note shall inure to the benefit of Holder, its successors and assigns, and shall be binding upon Borrower and its successors and assigns, except that Borrower may not assign or otherwise transfer its rights hereunder without the prior written consent of Holder.

14.           Time of Essence.   Time is of the essence of the payment and performance of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[SIGNATURE PAGE TO FOLLOW]

The Borrower has executed and issued this Note as of the date first above written.

BORROWER:

PS BUSINESS PARKS, L.P.

By: PS BUSINESS PARKS, INC., its general partner

By:/s/ Edward A. Stokx
Edward A. Stokx, Executive Vice President
and Chief Financial Officer